CERTIFICATE OF INCORPORATION

                                       OF

                 THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

                                   ---ooOoo---

                                    ARTICLE I

     Section 1.1 Name. The name or the corporation (hereinafter called the Corporation) is:

      THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

                                   ARTICLE II

     Section 2.1 Registered Office and Registered Agent. The address of the Corporation's registered office in the State of Delaware is 100 West lOth Street, City of Wilmington. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     Section 3.1 Corporate Purposes. A primary purpose of the Corporation is to engage in and carry on the business of insurance as permitted under the laws of Delaware. In addition, and without limitation by the foregoing, the purpose of the Corporation is to engage in any lawful act

                                                                              2.

or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Section 3.2 Management and Other Contracts. The Corporation may enter into a management, supervisory or investment advisory contract and other contracts with, and may otherwise do business with, any firm or organization notwithstanding that the directors or officers of the Corporation may be employees, directors or officers of such firms or organizations, and in the absence of fraud the Corporation and such firms or organizations may deal freely with each other, and such contracts or any other contract or transaction between the Corporation and such firms or organizations shall not be invalidated or in any wise affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it or him under or by reason of any such contracts or transactions; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contracts or transactions shall have been

                                                                              3.

fair as to the Corporation as of the time it was authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

                                    ARTICLE IV

     Section 4.1 Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is twenty thousand (20,000) shares, all of which shall be one class of common stock of the par value of One Hundred Dollars ($100.00) each.

                                    ARTICLE V

     Section 5.1 Power of Board to Make By-Laws. The Board may make, alter or repeal from time to time any of the By-Laws of the Corporation, except any particular By-Law which is specified as not subject to alteration or repeal by the Board. Any such particular By-Law may be altered or repealed only by the affirmative vote at a meeting of the holders of a majority of the shares of capital stock outstanding or by the written consent of the holders of a majority of such shares.

     Section 5.2 Elections of Directors Need Not Be By Written Ballot. The elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                                                              4.

                                   ARTICLE VI

     Section 6.1 Incorporators. The names and mailing addresses of the incorporators of the Corporation are:

           NAME                                    MAILING ADDRESS
           ----                                    ---------------

      B. J. CONSONO                          100 West Tenth Street
                                             Wilmington, Delaware  19899

      F. J. OBARA, Jr.                       100 West Tenth Street
                                             Wilmington, Delaware  19899

      J. L. RIVERA                           100 West Tenth Street
                                             Wilmington, Delaware  19899

                                    ARTICLE VII

     Section 7.1 Reservation of Right to Amend Certificate. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred in this Certificate on stockholders, directors and officers are subject to this reserved power.

     Section 7.2 Right to Amend By-Laws. The Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as otherwise provided in any By-Law adopted by the stockholders.

     WITNESS the signatures of the undersigned this 2nd day of March, 1970.

                                                     B. J. CONSONO
                                                     F. J. OBARA, Jr.
                                                     J. L. RIVERA

                                                                              5.

STATE OF DELAWARE        )
                         )   ss:
COUNTY OF NEW CASTLE     )

     BE IT REMEMBERED that on this 2nd day of March, 1970, personally came before me, a Notary Public for the State of Delaware, B. J. CONSONO, F. J. OBARA, Jr., and J. L. RIVERA all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                                    A. DANA ATWELL
                                        ---------------------------------------
                                                     Notary Public

*************************************
      A.   DANA ATWELL
      NOTARY PUBLIC
      APPOINTED OCT. 27, 1969
      STATE OF DELAWARE
      TERM TWO YEARS
*************************************

                                                                              6.

                                STATE OF DELAWARE
                          OFFICE OF SECRETARY OF STATE

     I, EUGENE BUNTING, Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of "THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.", as received and filed in this office the second day of March, A. D. 1970, at 10 o'clock A. M.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Dover this second day of March in the year of our Lord one thousand nine hundred and seventy.

                                                 EUGENE BUNTING
                                                 Secretary of State

                                                 R. H. CALIMELL
                                                 Ass't. Secretary of State

*************************************
        Secretary's Office

        1855 Delaware 1793
*************************************

                                                                              7.

                               Received for Record

                                 March 2nd, A. D. 1970.

                                    Leo J. Dugan, Jr., Recorder.

STATE OF DELAWARE   :
                    :  SS.:
NEW CASTLE COUNTY   :

          Recorded in the Recorder's Office at Wilmington, in Incorporation
     Record Vol.    Page    &c., the 2nd day of March, A. D. 1970.

          Witness my hand and official seal.

                                           Leo J. Dugan, Jr.
                                               Recorder.

*************************************
      Recorders Office
      New Castle Co. Del.
      Mercy Justice
*************************************

                               State of Delaware

                                  [State Seal]

                          Office of Secretary of State

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. FILED IN THIS OFFICE ON THE FOURTH DAY OF SEPTEMBER, A.D. 1986, AT 10 O'CLOCK A.M.

                                   ----------




[Department of State Seal]         /s/ Michael Harkins
                                   -----------------------------------------
                                      Michael Harkins, Secretary of State


                                   AUTHENTICATION:     0933991

       726247055                             DATE:     09/04/1986

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      ****

The Guardian Insurance & Annuity Company, Inc. a corporation organized and existing under and by virtue of the General Corporation Law or the State or Delaware,

DOES HEREBY CERTIFY:

     FIRST: That at a meeting or the Board or Directors or The Guardian Insurance & Annuity Company, Inc. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "III" and Section thereof numbered "3.2" so that, as amended, said Article and Section shall be and read as follows:

     "Management and other Contracts. The Corporation may enter into a management, supervisory or investment advisory contract and other contracts with, and may otherwise do business with, any firm or organization notwithstanding that the directors or officers of the Corporation may be employees, directors or officers of such firms or organizations, and in the absence of fraud the Corporation and such firms or organizations may deal freely with each other, and such contracts or any other contract or transaction between the Corporation and such firms or organizations shall not be invalidated or in any wise affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it or him under or by reason of any such contracts or transactions; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contracts or transactions shall have been fair as to the Corporation as of the time it was authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     SECOND: that thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, The Guardian Insurance & Annuity Company, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Arthur V. Ferrara, its President, and Herbert N. Grolnick, its Secretary, this 29th day of August, 1986.

                                         By /s/ Arthur V. Ferrara
                                            -----------------------------------
                                            Arthur V. Ferrara, President

                                 Attest:

                                         By /s/ Herbert N. Grolnick
                                            -----------------------------------
(CORPORATE SEAL)                            Herbert N. Grolnick, Secretary